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                                                                    EXHIBIT 20.3


March 31, 2004


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
Chase Manhattan Bank USA,                     Financial Security Assurance Inc.
National Association                          Attn: Senior Vice President -
c/o JP Morgan Chase                           Transaction Oversight
Institutional Trust Services                  350 Park Avenue
500 Stanton Christiana Road, OPS4, 3rd Floor  New York, NY  10022
Newark, DE 19713

Deutsche Bank Trust Company Americas          Moody's Investors Services, Inc.
Corporate Trust & Agency Services --          ABS Monitoring Department
Structured Finance Services                   99 Church Street
60 Wall Street -- 26th Floor                  New York, NY 10007
MS NYC60-2606
New York, NY 10005

Financial Security Assurance Inc.             Standard & Poor's Rating Services
Attn:  Transaction Oversight Department       Asset Backed Surveillance Department
350 Park Avenue                               55 Water Street
New York, NY  10022                           New York, NY 10041

Re: ANNUAL STATEMENT AS TO COMPLIANCE FOR WFS FINANCIAL 2003-3 OWNER TRUST

Dear Sir or Madam:

                              OFFICERS' CERTIFICATE

Pursuant to Section 4.10 of the Sale and Servicing Agreement ("Agreement") dated as of August 1, 2003, and to Section 3.09 of the Indenture ("Indenture"), dated as of the same date, the undersigned officers of WFS Financial Inc (the "Master Servicer" and "Administrator") certify that:

        (i) a review of the activities of the Master Servicer during the preceding fiscal year and of its performance under the Agreement has been made under such officers' supervision and to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all its obligations under the Agreement throughout such year and no default under the Agreement has occurred and is continuing; and


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Annual Statement as to Compliance for WFS Financial 2003-3 Owner Trust
March 31, 2004
Page 2


        (ii) a review of the activities of the Issuer during the preceding fiscal year and of its performance under the Indenture has been made under such officers' supervision and to the best of such officers' knowledge, based on such review, the Issuer has complied with all conditions and covenants under the Indenture throughout such year.



/s/ Mark Olson                             /s/ J. Keith Palmer
--------------------------------           -------------------------------------
Mark Olson                                 J. Keith Palmer
Senior Vice President and Controller       Senior Vice President & Treasurer


cc:  A. Katz, Esq.